                                                                 Exhibit 10.11.1

                     First Amendment to Net Lease Agreement
                     --------------------------------------

         This, First Amendment to Net Lease Agreement ("First Amendment") is made and entered into as of the 11th day of August, 1998, by, and among W/H No. 31, L.L.C., a South Carolina limited liability company ("Landlord"), West Marine, Inc., a Delaware corporation ("Tenant"), and Walsh, Higgins & Company, an Illinois corporation ("Contractor").


                                    Recitals:
                                    --------

         A. Landlord, Tenant and Contractor (for certain specified purposes only) are parties to that certain Net Lease Agreement dated as of March 11, 1997 ("Original Lease"). Pursuant to the Original Lease, Landlord is leasing to Tenant and Tenant is leasing from Landlord, the Premises (as such term is defined in the Original Lease). The Premises constitute a certain warehouse/distribution building located in York County, South Carolina.

         B. Landlord, Tenant and Contractor have reached certain agreements in regard revisions to the provisions of the Original Lease. Among other things, such revisions will benefit the parties under a certain Profit Participation Agreement into which Landlord and Tenant have heretofore entered in connection with the Original Lease.

         C. As a result of the foregoing, Landlord, Tenant and Contractor now desire to amend the Original Lease in the manner set forth in this First Amendment.

                                   Agreements:
                                   ----------

         Now, therefore, in consideration of the foregoing Recitals, the mutual covenants and promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency, of all of which is hereby acknowledged, Landlord, Tenant and Contractor hereby agree as follows:

         Section 1 Incorporation of Recitals; Meanings of Terms. The foregoing Recitals are hereby incorporated into and made a part of this First Amendment, as if fully set forth herein. Capitalized terms used in this First Amendment and not otherwise defined herein shall have the respective meanings given them in the Original Lease.

         Section 2      Commencement Date; Rent Commencement; Date. Anything in

the Basic Lease Terms, to the contrary notwithstanding, Landlord, Tenant and Contractor hereby acknowledge and agree that both the Commencement Date and the Rent Commencement Date, shall for all purposes under this Lease, be January 1, 1998, provided, however, that (a) the January 1998 installment of the Initial Annual Base Rent With Respect to the Original Premises shall be One Hundred Four Thousand One Hundred Three and 08/100ths Dollar ($104,103.08), which amount is Ten Thousand and 00/100ths Dollars ($10,000.00) less than the monthly installments thereof for each of the months from February 1998 through December 2002 (inclusive), and (b) the Annual Base Rent With Respect to the Original Premises for the year 1998 shall be One Million Three Hundred Fifty-Nine Thousand Two Hundred Thirty-Seven and 00/100ths Dollars ($1,359,237.00), which amount is, in the aggregate, Ten Thousand and 00/100ths Dollars ($10,000.00) less than the Annual Base Rent With Respect to the Original Premises for the years 1999 through 2002 (inclusive). Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that (a) certain punch list items remain to be completed Landlord, one of which is the paving of the parking lot of Original Premises; and (b) Tenant shall reasonably cooperate with Landlord in regard to the completion of the paving of the parking lot (including, without limitation, allowing Landlord and its contractors reasonable access thereto).

         Section 3      Expansion Options.

         (a)    The Original Lease is hereby amended by deleting Sections 1(c)
(1) and 1(c)(2) thereof in their entirety, and inserting in lieu thereof the provisions attached hereto and made a part hereof as Exhibit A.
                                                     ---------

         (b) Section 1(c)(3) of the Original Lease is hereby re-designated as Section l(c)(7), and all references in the Original Lease to Section 1(c)(3) are hereby amended to be references to Section 1(c)(7).

         (c)    Section 1(c)(4) of the Original Lease is hereby re-designated as
Section 1(c)(8) and all references in the Original Lease to Section 1(c)(4) are hereby amended to be references to Section 1 (c)(8).

         (d)    Section 1(c)(5) of the Original Lease is hereby re-designated as
Section 1(c)(9), and all references in the Original Lease to Section 1(c)(5) are hereby amended to be references to Section 1(c)(9).

         (e)    Section 1(c)(6) of the Original Lease is hereby re-designated as
Section 1(c)(10), and all references in the Original Lease to Section 1(c)(6) are hereby amended to be references to Section 1(c)(10).

         (f)    Section 1(c)(7) of the Original Lease is hereby re-designated as
Section 1(c)(11), and all references in the Original Lease to Section 1 (c)(7) are hereby amended to be references to Section 1(c)(11).

         (g)    Section 1(c)(8) of the Original Lease is hereby re-designated as
Section 1(c)(12), and all references in the Original Lease to Section 1(c)(8) are hereby amended to be references to Section 1(c)(12).

         (h)    Section 1(c)(9) of the Original Least is hereby re-designated as
Section 1(c)(13), and all references in the Original Lease to Section 1(c)(9) are hereby amended to be references to Section 1(c)(13).

         (i) The first sentence of Section 1(c)(7)(ii) of the Original Lease (formerly Section 1(c)(3)(ii) of the Original Lease) is hereby amended by deleting the words "land acquisition fees (including, without limitation, any fees or amounts paid by Tenant pursuant to the Expansion Contract(s) or in connection with obtaining any rights thereunder)" therein, and inserting the words "the purchase price and other land acquisition costs paid by Landlord in connection with the acquisition of the Expansion Land required hereunder for such Expansion Premises (exclusive of any Option Fee Additional Rent payments made by Tenant)."

         Section 4 Restoration. Section 12 of the Original Lease is hereby amended by deleting the eighth sentence thereof in its entirety, and inserting the following in lieu thereof:

         "Notwithstanding the foregoing, in no event shall the total delay damages with respect to the restoration of the Premises (or any particular portion thereof) following any damage or destruction thereof, exceed Four Hundred Fifty Thousand and 00/100ths Dollars ($450,000.00); provided, however, that the foregoing limitation shall not extend to or affect the delay damages payable in connection with any Expansion Premises under the Work Letter attached hereto as Exhibit `B'."

         Section 5 Condemnation. Section 13 the Original Lease is hereby amended by deleting the first sentence thereof in its entirety, and inserting the following in lieu thereof:

         "In the event of a Taking (as such term is defined in the following sentence), then upon written notice by Tenant to Landlord, this Lease shall terminate and Base Rent shall be apportioned as of said date. For purposes of this Lease, a "Taking" (or "Taken") shall in a taking for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, of either or both of the following:

         "(i) any part of the Premises (including, without limitation, the shipping or receiving parking or access areas, but excluding all other portions of the parking area which is included as part of the Premises (which excluded portions are hereinafter referred to as the "Remaining Automobile Parking Areas")) that materially and adversely affects the continued use, occupancy and enjoyment of the Premises; or

         "(ii) any portion of the Remaining Automobile Parking Areas, which results in the elimination (i.e., after taking into account any other parking spaces in the parking area adjacent to the Building, which Landlord provides as reasonable replacements thereof not later than ninety (90) days after the date of such Taking) of at least fifteen percent (15%) of the parking spaces then included in the Remaining Automobile Parking Areas."

         Section 6      Assignment and Subletting.

         (a) Section 14 of the Original Lease is hereby amended by inserting the following sentence as the third sentence of the first grammatical paragraph thereof:

         "Tenant hereby acknowledges and agrees that the preceding sentence does not permit Tenant to mortgage, pledge or hypothecate its leasehold interest to any Tenant Affiliate without Landlord's prior written consent, and that any such mortgage, pledge or hypothecation requires Landlord's prior written consent (which consent will not be unreasonably withheld), as provided in the first sentence of the first grammatical paragraph of this Section 14."

         (b) Section 14 of the Original Lease is hereby amended by deleting the first sentence of the fourth grammatical paragraph thereof in its entirety, and inserting the following in lieu thereof.

         "Consistent with Landlord's obligation (as provided in the first grammatical paragraph of this Section 14) not to unreasonably withhold its consent to a Tenant-requested mortgage, pledge or hypothecation of Tenant's leasehold interest, Landlord will cooperate with Tenant in executing any documents reasonably required to effect any financing by Tenant of this Lease or Tenant's operations in the Premises, so long as such documents will not subject Landlord's interest in the Premises to any forfeiture, encumbrance or lien."

         Section 7 Landlord's Defaults and Tenant's Remedies. Section 22 of the Original Lease is hereby amended by deleting the second sentence thereof in its entirely, and inserting the following in lieu thereof:

         "On the occurrence of any default by Landlord as aforesaid, but subject to the limitations set forth in this Section 22 on Tenant's right to terminate this Lease, Tenant shall have all rights and remedies provided at law, in equity or under this Lease."

         Section 8 Full Force and Effect. Except as expressly amended by this First Amendment, the Original Lease shall remain in full force and effect in accordance with its terms, provisions and conditions. The Original Lease, as amended by this First Amendment, shall herein and hereafter be referred to as the "Lease."

         In witness whereof, each of the parties hereto has caused this First Amendment to be duly executed by its duly authorized officer or agent as of the day and year first above written.



                                Landlord:

                                W/H No. 31, L.L.C., a South Carolina
                                limited liability company

                                By:     /s/  Gerald A. Pientka
                                     ---------------------------------------
                                Its:      Member
                                     ---------------------------------------



                                Tenant:

                                West Marine, Inc., a Delaware corporation

                                By:     /s/  John C. Zott
                                     ---------------------------------------
                                Its:      Sr. VP & CFO
                                     ---------------------------------------



                                Contractor:

                                Walsh, Higgins & Company, an Illinois
                                corporation

                                By:     /s/  Gerald A. Pientka
                                     ---------------------------------------
                                Its:
                                     ---------------------------------------

          Exhibit A -- Substitute Sections 1(c)(1) and 1(c)(2) of Lease
          -------------------------------------------------------------

         "(c)   Expansion Options.

         "(1)   Real Estate Agreements. Landlord (by virtue of the assignment to
                ----------------------
it from Walsh, Higgins & Company), Carolina Foods, Incorporated (`Carolina Foods') and Ticor Title Insurance Company, as Escrow Agent (`Ticor'), are parties to that certain Purchase Agreement, dated February 21, 1997, as amended by that certain First Addendum to Purchase Agreement dates as of April 24, 1997, and as also amended by that certain Second Addendum to Purchase Agreement dated as of May 29, 1998 (collectively, `Carolina Foods Agreement'). In addition, and in connection with the Carolina Foods Agreement, Landlord and Carolina Foods are parties to that certain Memorandum of Option to Purchase Real Estate, dated as of April 24, 1997, recorded with the Clerk of Court, York County, South Carolina, on April 25, 1997 at Volume 1832, Page 17, as amended by that certain First Amendment to Memorandum of Option to Purchase Real Estate, dated as of May 29, 1998, to be hereafter recorded with the Clerk of Court, York County, South Carolina (together, `Carolina Foods Memorandum').

         "Landlord (by virtue of the assignment to it by Walsh, Higgins & Company), Johnston Farms, L.L.C. (`Johnston Farms') (by virtue of the assignment to it by Daisy Donnell Ruff Miller, the Estate of Margaret Donnell Miller Bouknight, Robert Alexander Miller, Jr., NationsBank Trust of South Carolina, as Trustee for Coley Hicks Ruff, the Anderson Children Partnership, Smith Station Associates and the Anne A. Wilkins Testamentary Trust), and Ticor, are parties to that certain Purchase Contract dated February 21, 1997, as amended by that certain First Addendum to Purchase Agreement dated as of May 29, 1998 (collectively, `Anderson Agreement'). In addition, and in connection with the Anderson Agreement, Landlord and Johnston Farms (by virtue of the aforesaid assignment to it) are parties to that certain Memorandum of Option to Purchase Real Estate, dated as of April 24, 1997, recorded with the Clerk of Court, York County, South Carolina, on April 25, 1997, at Volume 1832, Page 50, as amended by that certain First Amendment to Memorandum of Option to Purchase Real Estate, dated as of May 29, 1998, to be hereafter recorded with the Clerk of Court, York County, South Carolina (together, `Anderson Memorandum').

         "The Carolina Foods Agreement and the Anderson Agreement together constitute the `Real Estate Agreements' under this Lease. Tenant hereby acknowledges its approval of the Real Estate Agreements, the Carolina Foods Memorandum and the Anderson Memorandum.

         "(2)   Option Fees: Option Fee Additional Rent. Under the respective
                ---------------------------------------
Real Estate Agreements, Landlord is to pay certain Option Fees (as such term is defined in the respective Real Estate Agreements) to the sellers thereunder in order to maintain the purchase options therein granted, in accordance with terms, provisions and conditions of each of the Real Estate Agreements. The maintenance of such purchase options is for the benefit of Tenant in connection with Tenant's exercise (if any) of the Expansion Option (as such term is defined in Section 1(c)(3) hereof) under this Lease. Such Option Fees, each of which is to be paid on or before the first date of the applicable time period therefor (i.e., on or before April 24th of each applicable year), are as follows:

------------------------------------------------------------------------------------------------------------------------
             "Time Period                      Option Fee under Carolina              Option Fee under Anderson
                                                    Foods Agreement                           Agreement
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
          "4/24/98 - 4/23/99                          $13,499.89                             $62,952.78
------------------------------------------------------------------------------------------------------------------------
          "4/24/99 - 4/23/00                          $13,904.89                             $64,841.36
------------------------------------------------------------------------------------------------------------------------
          "4/24/00 - 4/23/01                          $14,322.03                             $66,786.60
------------------------------------------------------------------------------------------------------------------------
          "4/24/01 - 11/29/01                         $14,751.69                             $41,462.59
------------------------------------------------------------------------------------------------------------------------


         "In order that Landlord may make the Option Fee payments in a timely manner in accordance with the respective Real Estate Agreements, Tenant shall pay to Landlord, as part of the additional rent due and payable by Tenant under this Lease, the amount of each such Option Fee payments (`Option Fee Additional Rent'), in accordance with the following provisions:

         "(A) Not more than sixty (60) days prior to the due date thereof (i.e., not earlier than February 26th of each applicable year), Landlord shall invoice Tenant for the Option Fee Additional Rent next to come due. Within thirty (30) days after its receipt of such invoice, Tenant shall pay the full amount of such Option Fee Additional Rent to Landlord. If Landlord receives such payment within such thirty (30)-day period, then Landlord shall be obligated to make the Option Fee payments due under the respective Real Estate Agreements.

         "(B) Anything in this lease to the contrary notwithstanding, the following provisions shall apply:

                  "(i) In the event that Landlord fails to invoice Tenant for the Option Fee Additional Rent next to come due, at least thirty (30) days prior to the due date for the Option Fee payment under the respective Real Estate Agreements, then (a) Tenant shall still be obligated to pay the Option Fee Additional Rent to Landlord within
                         (30) days after Landlord's invoice to Tenant therefor, and (b) Landlord shall nonetheless be obligated hereunder to make the Option Fee payments then due under the respective Real Estate Agreements.

                  "(ii) In the event that Tenant fails to make any Option Fee Additional Rent payment to Landlord within thirty (30) days after Landlord's invoice therefor, then (a) Tenant shall not be in default under this Lease as a result of such failure (except that if Landlord has already made the Option Fee payments due under the respective Real Estate Agreements pursuant to clause B)(i)(b) above, then Tenant shall be obligated hereunder to pay the Option Fee Additional Rent to Landlord), (b) Landlord shall be relieved from any obligations to make the corresponding Option Fee payments under the respective

                         Real Estate Agreements (unless it has already made such payments pursuant to clause (B)(i)(b) above), regardless of the fact that such failure of Landlord to make such Option Fee payments will result in the forfeiture of Landlord's rights under the respective Real Estate Agreements to acquire the real property which is the subject thereof, and (c) Landlord shall also be relieved from any obligations with respect to the Expansion Option, except as provided in Section 1(c)(5) hereof.

         "Landlord and Tenant hereby acknowledge and agree that Tenant has heretofore timely made payment of the first Option Fee Additional Rent which was due hereunder, and Landlord has heretofore timely made the Option Fee payment due under the respective Real Estate Agreements due for the period April 24, 1998 through April 23, 1999.

         "(3)   Expansion Option. Subject to the provisions of this Section 1(c)
                ----------------
and all Legal Requirements and Private Restrictions, Landlord grants to Tenant the right, option and privilege to expand the Original Premises on not more than three (3) separate occasions by adding up to an additional total of Five Hundred Thirty-Two Thousand Two Hundred Twenty-Four (532,224) square feet as provided by this Section 1(c); provided, however, that no single expansion shall increase the square footage of the Building by less than One Hundred Fifty Thousand (150,000) square feet (in each case, `Expansion Option'). Landlord's duty to grant the Expansion Option, acquire the Expansion Land (as such term is defined below in this Section 1(c)(3)) and construct the Expansion Space (as such term is defined in Section 1(c)(4)), all as provided in this Section 1(c), shall be subject to the occurrence of the following condition precedent:

                  "Landlord shall have acquired, pursuant to one or more of the Real Estate Agreements or pursuant to such other purchase or option agreements as may be reasonably acceptable to Landlord and Tenant (including, without limitation, at a price not greater than that set forth in the Real Estate Agreements) (in each case, `Expansion Contract'), all or a portion of the land shown on the attached Exhibit `A-2,' which land (or portion thereof) is sufficient to accommodate the construction of the Expansion Premises (as such term is defined in Section 1(c)(4) hereof) pursuant to the Expansion Option then being exercised (in each case, `Expansion Land'). The Original Land and any Expansion Land are together hereinafter referred to as the `Land." For all purposes of this Lease, the Expansion Land shall be deemed to be sufficient to accommodate the construction of the Expansion Premises if, and only if, such construction can be commenced and completed hereon in a commercially reasonable fashion, and in accordance with all Legal Requirements and all Private Restrictions.

         "(4)   Exercise of Expansion Options: Landlord's Construction Duties.
                -------------------------------------------------------------
Tenant shall exercise any Expansion Option (if at all) by serving written notice of its exercise of such Expansion Option on Landlord not later than January 1, 2007; provided, however, that if Tenant has timely exercise its first option hereunder to extend and renew the Term, then Tenant shall have the right to exercise any Expansion Option until January 1, 2008; and provided further, however, that Tenant's and Landlord's respective rights and obligations in the event of Tenant's exercise of any Expansion Option shall be governed by this
Section 1(c). Tenant shall have the right to exercise up to two (2) Expansion Options before November 26, 2001, and not more than three (3) Expansion Options in total.

         "Subject to Sections 1(c)(2) and 1(c)(5) hereof with respect to Tenant's failure to make timely Option Fee Additional Rent payments, if and only if Tenant timely exercises either one (1) or two (2) Expansion Options before November 26, 2001, Landlord (i) shall purchase the Expansion Land (being the land which meets the requirements set forth in Section 1(c)(3) hereof) in accordance with the terms, provisions and conditions of this Section 1(c); (ii) shall construct thereon an expansion to the Building which is generally described in Tenant's exercise of the Expansion Option in question and conforms with the requirements of this Section 1(c) (`Expansion Space') together with additional related site improvements on the Expansion Land as may be commercially reasonable (which Expansion Space and additional related site improvements, together with the Expansion Land, are together hereinafter referred to as the `Expansion Premises'); and (iii) shall lease the Expansion Premises to Tenant in accordance with the terms, provisions and conditions of this Section 1(c). Notwithstanding the foregoing, if Tenant exercises an Expansion Option, the duty to construct any Expansion Premises shall extend solely to Landlord (and Landlord's successors), and Contractor shall not have any duty to construct such Expansion Premises.

         "(5)   Tenant's Failure to Pay Option Fee Additional Rent or to
                --------------------------------------------------------
Exercise Expansion Option Timely. If Tenant has failed to make timely any Option
--------------------------------
Fee Additional Rent payments as required hereunder, or if Tenant exercises an Expansion Option on or after November 26, 2001, Landlord shall nonetheless be obligated (i) to exert its reasonable commercial efforts to acquire fee title to the Expansion Land (at a price not greater than that set forth in the Real Estate Agreements and otherwise on terms, provisions and conditions reasonable acceptable to Landlord and Tenant), (ii) if Landlord has acquired the Expansion Land, thereafter to construct the Expansion Premises, and (iii) if Landlord has acquired the Expansion Land, to lease the Expansion Premises to Tenant in with this Section 1(c); provided, however, that, as provided in Section 1(c)(2) hereof, under no circumstances shall Landlord be obligated to make any Option Fee payments under either or both of the Real Estate Agreements if Tenant has failed to make timely any required Option Fee Additional Rent payments hereunder.

         "(6)   Landlord Failure to Acquire Expansion Land. If (i) Tenant timely
                ------------------------------------------
exercises either one (1) or two (2) Expansion Options before November 26, 2001, and (ii) Landlord (A) fails to acquire fee title to the Expansion Land within ninety (90) days after Tenant has served written notice of its exercise of the Expansion Option in accordance with Section 1(c)(4) hereof, (B) following its acquisition of the Expansion Land, fails to construct the Expansion Premises in question, unless such failure is due to Landlord's inability (after Landlord's expending commercially reasonable efforts) to acquire all permits and other authorizations required to construct the Expansion Premises, or the Expansion Premises cannot reasonably be commenced and constructed, in accordance with all Legal Requirements and Private Restrictions, and/or (C) following its acquisition of the Expansion Land, fails to lease the Expansion Premises to Tenant in accordance with this Section 1(c), then Tenant shall have either one of the following remedies

(as its exclusive remedy); provided, however, that if Landlord has satisfied the foregoing requirements prior to Tenant's exercise of either of the following remedies, then Tenant's rights to the following remedies shall automatically expire and be of no further force or effect:

         "(i) Tenant may terminate this Lease, effective upon written notice thereof by Tenant to Landlord. In such event, Landlord shall not be liable for any damages or other remedies as a result of any failure or delay in its obligations to Tenant under this Lease.

         "(ii) Tenant may purchase the Original Premises and all Expansion Premises at a price equal to the greater of the following:

                  "(A) the fair market value of the Original Premises and such Expansion Premises (which fair market value shall be determined in accordance with the manner specified in Section 2(e) hereof, with appropriate modification to reflect that the fair market purchase price [and not the fair market rental] is to be determined), or

                  "(B) either (1) in the case of the original Landlord, the Lump Sum Total Project Cost (as such term is defined in Section 1(c)(7)(i) hereof) plus the Total Direct Cost of any Expansion Premises (as such term is defined in Section 1(c)(7)(iii) hereof) for any Expansion Premises previously constructed by the original Landlord prior to the date of Tenant's exercise of the subject Expansion Option (i.e., constructed by the original Landlord pursuant to previously exercised Expansion Options), escalated at the rate of two percent (2%) per annum compounded from January 1, 1998 with respect to the Original Premises and compounded from the Expansion Premises Commencement Date with respect to each such Expansion Premises, or (2) in the case of any subsequent Landlord, the purchase price for the Premises paid by such subsequent Landlord, escalated at the rate of two percent (2%) per annum compounded from the date on which such subsequent Landlord acquired fee title to the Premises, plus the Total Direct Cost of any Expansion Premises for any Expansion Premises previously constructed by such subsequent Landlord prior to the date of Tenant's exercise of the subject Expansion Option (i.e., constructed by such subsequent Landlord pursuant to previously exercises Expansion Options), escalated at the rate of two percent (2%) per annum compounded from the Expansion Premises Commencement Date with respect to each Expansion Premises constructed by such subsequent Landlord."